Psychemedics Corporation Announces Record Revenues

DECLARES 73rd CONSECUTIVE QUARTERLY DIVIDEND

ACTON, Mass., Oct. 30, 2014 /PRNewswire/ -- Psychemedics Corporation (NASDAQ: PMD) today announced third quarter financial results for the period ended September 30, 2014. The Company also announced a quarterly dividend of $0.15 per share payable to shareholders of record as of November 10, 2014 to be paid on November 20, 2014. This will be the Company's 73rd consecutive quarterly dividend.

The Company's revenue for the quarter ended September 30, 2014 was $7.7 million, versus $7.1 million for the quarter ended September 30, 2013, an increase of 9%. Net income for the quarter ended September 30, 2014 was $917 thousand or $0.17 per diluted share, versus $1.1 million or $0.20 per diluted share, for the comparable period last year, a decrease of 13%. The Company's revenue for the nine months ended September 30, 2014 was $22.4 million, versus $20.4 million for the nine months ended September 30, 2013, an increase of 10%. Net income for the nine months ended September 30, 2014 was $2.5 million or $0.47 per diluted share, versus $2.9 million or $0.55 per diluted share, for the comparable period last year, a decrease of 14%.

Raymond C. Kubacki, Chairman and Chief Executive Officer, said,

"Once again, we had record sales for any quarter in the Company's history – for the 3rd time in a row. Our new business growth continues to be strong, accounting for the entire gain in the quarter, as well as offsetting the continued softness in our business due to the less-than-robust hiring/jobs environment.

"We are also very excited to report that our previously announced project to increase capacity through additional leased space and over $7 million of new equipment and leasehold improvements is now complete. The lab expansion required $7 million of financing, which had a very favorable interest rate of 2.15% in the quarter. This project has more than doubled our capacity.

"Our increase in capacity was driven primarily by an opportunity in Brazil where the government had earlier announced new requirements for professional drivers to be drug tested utilizing technology favorable to hair testing. While this mandated testing has not yet become effective, we currently expect it will become a requirement in 2015, as there is both a proposed bill in the Brazilian Congress, as well as an existing regulation (the implementation of which was deferred once the legislative bill was introduced), that provide for mandatory drug testing of professional drivers.

"We remain excited about this opportunity in Brazil. We estimate that the impact on third quarter earnings from the increase in capacity and other costs related to the Brazil opportunity was about $0.07 per share. This negative impact on third quarter earnings was partially offset by a reduction in the tax rate due to a California R&D tax credit of $134 thousand. This had a positive impact of $0.02 per diluted share.

"Psychemedics continues to be recognized as the industry and scientific leader. In August, a peer-reviewed paper by the FBI was published in the Journal of Analytical Toxicology which provides additional validation of the Psychemedics extensive wash protocol used to eliminate the risks of false positives from external contamination. Our wash protocol plays a significant role in safeguarding our clients and those being tested.

"Our directors share our confidence in the long-term future of Psychemedics and remain committed to rewarding shareholders and sharing the financial success of the Company with them as we move forward. Therefore, the Board has declared a $0.15 dividend for the quarter. This is our 73rd consecutive quarterly dividend."

Psychemedics Corporation is the world's largest provider of hair testing for the detection of drugs of abuse. The Company's patented process is used by thousands of U.S. and international clients, including over 10% of the Fortune 500 companies, for pre-employment and random drug testing. Major police departments, Federal Reserve Banks, schools, and other public entities also rely on our unique patented drug testing process. We strongly believe our drug testing method to be superior to any other product currently in use, including traditional urine testing and other hair testing methods.

The Psychemedics web site is www.psychemedics.com.

Cautionary Statement for purposes of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995: From time to time, information provided by Psychemedics may contain forward-looking information that involves risks and uncertainties. In particular, statements contained in this release that are not historical facts (including but not limited to statements concerning earnings, earnings per share, revenues, cash flows, dividends, future business, growth opportunities, new accounts, customer base, market share, test volume, sales and marketing strategies, U.S. and foreign drug testing laws and regulations including effective dates thereof, required investments in plant, equipment and people) may be "forward looking" statements. Actual results may differ from those stated in any forward-looking statements. Factors that may cause such differences include but are not limited to risks associated with the development of markets for new products and services offered, costs of capacity expansion, U.S. and foreign government regulation, including but not limited to FDA regulations, Brazilian laws, proposed laws and regulations, competition and general economic conditions and other factors disclosed in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only of the Company's expectations as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:	Neil Lerner
Vice President of Finance
(978) 206-8220
Neill@psychemedics.com

Psychemedics Corporation Condensed Statements of Comprehensive Income (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenues	$ 7,704,047	$ 7,055,202	$22,443,005	$20,386,381
Cost of revenues	3,734,470	2,879,150	10,786,382	8,644,109

Gross profit	3,969,577	4,176,052	11,656,623	11,742,272

Operating Expenses:
General & administrative	1,155,099	1,075,133	3,467,863	3,075,794
Marketing & selling	1,206,479	1,158,355	3,470,588	3,435,257
Research & development	363,788	203,265	986,201	558,011

Total Operating Expenses	2,725,366	2,436,753	7,924,652	7,069,062

Operating income	1,244,211	1,739,299	3,731,971	4,673,210
Other income (expense)	(33,941)	280	(29,157)	91,993

Net income before provision for income taxes	1,210,270	1,739,579	3,702,814	4,765,203

Provision for income taxes	293,370	687,579	1,172,836	1,827,932

Net income and comprehensive income	$ 916,900	$ 1,052,000	$2,529,978	$2,937,271

Basic net income per share	$0.17	$0.20	$0.47	$0.55

Diluted net income per share	$0.17	$0.20	$0.47	$0.55

Dividends declared per share	$0.15	$0.15	$0.45	$0.45

Weighted average common shares outstanding, basic	5,375,061	5,312,105	5,348,730	5,301,330

Weighted average common shares outstanding, diluted	5,389,425	5,330,515	5,375,472	5,314,224

Psychemedics Corporation Balance Sheets (UNAUDITED)

	September 30,	December 31,
	2014	2013

ASSETS
Current Assets:
Cash and cash equivalents	$ 2,611,712	$ 3,970,512
Accounts receivable, net of allowance for doubtful accounts
of $102,635 in 2014 and $144,921 in 2013	5,757,316	4,368,864
Prepaid expenses and other current assets	1,037,876	769,269
Income tax receivable	--	554,828
Deferred tax assets	469,443	292,795

Total Current Assets	9,876,347	9,956,268
Fixed Assets, net of accumulated amortization and depreciation
of $5,801,269 in 2014 and $5,175,722 in 2013	12,825,455	6,050,203
Other assets	725,703	543,345

Total Assets	$ 23,427,505	$ 16,549,816

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$ 683,246	$ 510,550
Accrued expenses	1,971,865	2,447,920
Current portion of long-term debt	1,399,925	--

Total Current Liabilities	4,055,036	2,958,470

Long-term debt	5,198,139	--
Deferred tax liabilities, long-term	1,314,221	1,314,221
Total Liabilities	10,567,396	4,272,691

Shareholders' Equity:
Preferred-stock, $0.005 par value, 872,521 shares authorized,
no shares issued or outstanding	--	--
Common stock, $0.005 par value; 50,000,000 shares authorized
6,043,191 shares issued in 2014 and 5,981,896 shares issued in 2013	30,216	29,910
Additional paid-in capital	29,347,419	28,888,712
Accumulated deficit	(6,435,737)	(6,559,708)
Less - Treasury stock, at cost, 668,130 shares	(10,081,789)	(10,081,789)

Total Shareholders' Equity	12,860,109	12,277,125

Total Liabilities and Shareholders' Equity	$ 23,427,505	$ 16,549,816

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